EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of
April 6, 1996, is made and entered into by and between PHONETIME, INC., a New York corporation (the "Company"), and PETER VITA (the "Executive").

                             RECITALS

          WHEREAS, the Company desires to employ the Executive as Executive Vice President on the terms and conditions hereinafter set forth and the Executive desires to accept such employment on such terms and subject to such conditions; and

          WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

          1. Employment. Subject to and pursuant to the terms of this Agreement, effective April 6, 1996 (the "Effective Date"), the Company shall employ the Executive, and the Executive shall be employed by and shall serve the Company, in the capacity of Executive Vice President reporting directly to the President and the Board of Directors (the "Board").

          2. Term and Renewals. Subject to the provisions for earlier termination provided herein, the term of this Agreement (the "Initial Term") shall commence on the Effective Date and shall terminate on the three (3)-year anniversary of the Effective Date. Following expiration of the Initial Term, the Agreement shall be renewed for a one (1)-year period (the "Initial Renewal Term") if at least one (1) month prior to the expiration of the Initial Term either party hereto shall not have given the other party written notice not to renew this Agreement. The Initial Renewal Term and each "Renewal Term" (as defined in this Section 2) shall be renewed for successive one (1)-year periods (each, a "Renewal Term," the Initial Term, the Initial Renewal Term, if any, and each Renewal, if any, collectively, the "Term") if at least one
(1) month prior to the expiration of the Initial Renewal Term or a Renewal Term, as the case may be, either party hereto shall not have given the other party written notice of its intention not to renew this Agreement. Nothing in this Agreement shall be construed to require either party hereto to renew this Agreement and either party hereto has the sole discretion not to renew this Agreement.

          3. Duties. During the Term, the Executive shall be an executive officer of the Company and shall report to the President of the Company and the Board, and shall have all
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duties and responsibilities assigned to the executive by the President and the
Board, as limited or expanded pursuant to this Agreement. The Executive shall devote all of his working time and effort during normal business hours to the business and affairs of the Company, and shall use his reasonable best efforts to perform such duties and responsibilities faithfully and efficiently.

          4. Compensation. For services rendered by the Executive pursuant to this Agreement, the Company shall pay or award compensation to the Executive as follows:

                 (a) Base Compensation. The Company shall pay to the Executive a base salary ("Base Compensation") of $150,000 per annum, payable in accordance with the Company's customary practices for its officers. The amount of Base Compensation shall be reviewed by the Board annually, and may be increased to reflect inflation or such other adjustments as it may deem appropriate; provided, however, that Base Compensation, as increased, may not be decreased.

                 (b) Bonus Compensation. In addition to the Base Compensation, the Board of Directors may in its discretion award the Executive a performance bonus (the "Performance Bonus") in cash or stock options.

                 (c) Withholding. The Company shall deduct and withhold from the compensation payable to the Executive hereunder any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

          5.     Additional Benefits.

                 (a) Fringe Benefits; Reimbursement; Vacation. In addition to Base Compensation and Bonus provided for in Section 4 above, in connection with the Executive's employment by the Company, the Executive shall be entitled to receive:

                         (i) all fringe benefits customarily offered by the Company to its senior executive officers, including without limitation, expense accounts, participation in any Company stock compensation plan and the various employee benefit plans or programs (collectively, the "Benefit Plans") provided to the employees of the Company in general, subject to the eligibility requirements with respect to each such Benefit Plan, and to such other benefits or perquisites as may be approved by the Board during the Term;

                         (ii) reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by the Executive in the performance of his duties and responsibilities hereunder, provided that the Executive furnishes the Company with vouchers, receipts and other substantiation of such expenses within thirty (30) days after they are incurred; and
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                         (iii)     paid vacation benefits in accordance with
     the Company's vacation policy in effect for its senior executive officers.

          6.     Termination of Employment.

                 (a) Termination. Except as otherwise provided in this Agreement, the Executive's employment by the Company hereunder shall terminate upon the earliest to occur of the dates specified below (as applicable, the "Termination Date"):

                         (i)     The close of business on the date of
     expiration of the Term.

                         (ii) The close of business on the date of the Executive's death ("Death").

                         (iii) The close of business on the date specified as the effective date of termination of the Executive's employment in a "Notice of Termination" (as defined below) delivered by the Company to the Executive due to the Executive's "Disability". For purposes of this Agreement, the term "Disability" shall mean the inability or incapacity of the Executive, due to any medically determined physical or mental impairment, to perform his duties and responsibilities for the Company for a total of sixty (60) calendar days in any twelve (12) month period during the Term.

                        (iv) The close of business on the date specified as the effective date of termination of the Executive's employment by the Executive in a Notice of Termination delivered by the Executive to the Company (a "Voluntary Termination").

                        (v) The close of business on the date specified as the effective date of termination of the Executive's employment by the Company for "Cause" (as defined below) in a Notice of Termination delivered by the Company to the Executive. For purposes of this Agreement, the term "Cause" shall mean termination based on (A) the Executive's material breach of this Agreement; (B) conviction of the Executive for (x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony) or (z) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony); (C) substance abuse by the Executive which is repeated after written notice to the Executive identifying such abuse; (D) the failure or the refusal of the Executive to follow lawful and proper directives of the Board; (E) willful malfeasance or misconduct by the Executive which in connection with misappropriating any funds or property of the Company or attempting to willfully obtain any personal profit from any transaction in which the Executive has an interest which is adverse to the interests of the Company or any other willful misconduct that discredits or damages the Company; (F) indictment of the Executive by a grand jury for a felony violation of the federal securities laws; or (G) the engagement by the Executive in any "Prohibited Activity" or
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     "Competitive Activity" (as such terms respectively are defined in
     Sections 9(c)(i) and 9(c)(ii) below) in violation of this Agreement.

                        (vi) The close of business on the date specified as the effective date of termination of the Executive's employment by the Company other than for Death, Disability or Cause in a Notice of Termination delivered by the Company to the Executive.

                 (b) Notice of Termination. Any termination of the Executive's employment hereunder (other than termination as a result of Death) by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with the provisions of Section 10(b) below. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) if applicable, sets forth the facts and circumstances claimed to provided a basis for termination of the Executive's employment.

          7.     Payment Upon Termination of Employment.

                 (a) Voluntary Termination, Termination for Cause or Expiration of Term. If the Executive's employment is terminated pursuant to a Voluntary Termination, a termination for Cause or the expiration of the Term, then, without limiting any other rights or remedies available to the Company at law or in equity, the Company shall pay or provide to the Executive, his legal representatives, heirs, eligible dependents, if any, or permitted assigns, as applicable, (i) on the Termination Date, all compensation earned but unpaid as of the Termination Date set forth in Section 4 above; and (ii) all benefits to which such persons may be entitled under any of the Benefit Plans which provide for benefits after termination of employment, in accordance with the terms thereof.

                 (b)     Other Terminations.  Subject to the provisions of
Section 8(c) below, if the Executive's employment is terminated other than pursuant to a Voluntary Termination, a termination for Cause or the expiration of the Term, (i) the Company shall pay to the Executive, his legal representatives, heirs or permitted assigns, on the Termination Date, all compensation earned but unpaid as of the Termination Date set forth in Section 4 above; (ii) during the period beginning on the Termination Date and extending until the earlier to occur of the Executive's Death or the date this Agreement otherwise would have terminated had the employment of the Executive not been earlier terminated but, regardless of the Executive's Death, not less than a period of six (6) months from the Termination Date (the "Remaining Term"), the Company shall provide to the executive, his legal representatives, heirs, eligible dependents, if any, or permitted assigns, as applicable, all benefits to which such persons may be entitled under any of the Benefit Plans, and specifically, without limitation, shall provide the Executive and his eligible dependents, if any, with life, disability, accident and group health insurance benefits substantially similar to those which the Executive and his dependents were receiving immediately prior to the Notice of Termination, provided the Executive or his legal
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representatives, heirs or permitted assigns pay the regular premium required of active employees for such coverage (following the expiration of the Remaining Term, the Executive shall be eligible to purchase health insurance benefits in accordance with applicable federal law); (iii) beginning with the first day of the month on or following the Termination Date and continuing until the expiration of the Remaining Term, the Company shall pay the Executive in cash an amount equal to one-twelfth (1/12) of the Base Compensation, less the amount, if any, of monthly disability income paid to the Executive pursuant to any Company-sponsored long-term disability plan;
(iv) if on the termination Date the Executive has completed six (6) or more months of the Company's then current fiscal year, the Company shall pay to the Executive, his legal representatives, heirs or permitted assigns, a pro-rata portion of his Bonus for such fiscal year (the "Pro Rata Bonus"), such payment to be made within ten (10) days following the date on which a bonus in which the Executive would have participated but for his termination is declared, provided the criteria established by the Board for such Pro Rata Bonus have been satisfied fully as of the Termination Date; and (v) all stock options, warrants, rights and other Company stock-related awards granted to the Executive by the Company (collectively, the "Stock Awards") that otherwise would have vested and become exercisable during the fiscal year of the Company in which the Executive has terminated, shall become upon the Termination Date fully vested an nonforfeitable, all restrictions (except for restrictions required by law), if any, thereon shall lapse, all performance goals, if any, associated therewith shall be deemed met in full, an the Executive shall be entitled to exercise any or all such Stock Awards in accordance with the terms of the documentation pursuant to which such Stock Awards were granted.

               (c) Exclusive Payments. The payments upon termination made by the Company to the Executive pursuant to Sections 7(b) and (c) above shall constitute the exclusive payments due to the Executive upon termination under this Agreement; provided, however, that all monthly payments made pursuant to
Section 7(b)(iii) above, except as provided in Section 8(d), shall be reduced or mitigated by the amount of any cash compensation secured or earned by the Executive during such month for services rendered to another employer; provided, further, that all benefits receivable by the Executive, his legal representatives, heirs, eligible dependents, if any, or permitted assigns, as applicable, shall be reduce to the extent comparable benefits actually are received by the Executive, his legal representatives, heirs, eligible dependents, if any, or permitted assigns, as applicable, during the Remaining Term pursuant to similar plans or programs of another employer.

          8.     Repurchase Option.

                 (a) Subject to Section 8(d) below, in the event of a termination of this Agreement pursuant to Section 6(a)(iv) or Section 6(a)(v) hereof prior to the third anniversary of the Effective Date, the Company may within thirty (30) days after such Termination Date (the "Notice Period") elect to purchase (the "Repurchase Option"), one hundred percent (100%) of the shares of common stock of the Company ("Common Stock") then held by the Executive (the "Repurchase Shares") at the Fair Market Value of such Common Stock (the "Repurchase Price"). As used herein, "Fair Market Value" shall mean either (a) if the Common Stock is publicly
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traded, then the average aggregate price of the Repurchase Shares for the thirty (30) trading days preceding the date on which the Company notifies the Executive of its intent to exercise the Repurchase Option as quoted on the stock market or over-the-counter market on which the Common Stock is traded, or (b) if the Common Stock is not publicly traded, then at the aggregate value of the Repurchase Shares on the date on which the Company notifies the Executive of its intent to exercise the Repurchase Option as determined by an appraisal performed by an independent appraiser selected by the Company. The Repurchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer of the Company and mailed pursuant to the terms of
Section 10(b) below within the Notice Period. Within thirty (30) days of delivery of such notice (the "Repurchase Period"), the Company shall pay for the Repurchase Shares it has elected to repurchase from any source of funds to the extent legally available therefor (i) by delivery of a check to Executive in the amount of the Repurchase Price for Repurchase Shares being purchased,
(ii) by cancellation by the Company of an amount of Executive's indebtedness to the Company or (iii) by a combination of clauses (i) and (ii) so that the combined payment and cancellation of indebtedness equals the Repurchase Price.

               (b) In the event the Company for any reason elects not to exercise the Repurchase Option pursuant to Section 8(a) hereof, the Company may assign its Repurchase Option to any third party during the Notice Period. If exercised by the Company's assignees and mailed pursuant to the terms of
Section 10(b) below within the Repurchase Period. Such assignees shall pay for the Repurchase Shares they have elected to purchase by delivery of a check in the amount of the Repurchase Price to the Executive.

               (c) In the event that the Company or such assignee(s) do not elect to exercise the Repurchase Option as to all of the Repurchase Shares subject to it during the Notice Period, the Repurchase Option shall expire as to all shares that the Company and such assignee(s) have not elected to purchase.

               (d) Should Executive continue as an employee of the Company, the Repurchase Shares subject to the Company's Repurchase Option shall vest and be released from the Repurchase Option in accordance with the following schedule: (i) one-third of the Repurchase Shares shall no longer be subject to the Repurchase Option ("Vest") on the first anniversary of the Effective Date; and (ii) the remaining Repurchase Shares shall Vest on the first day of each month in 24 successive equal monthly installments over the 24-month period following the first anniversary of the Effective Date.

          9.     Executive Covenants.

               (a) The Executive agrees and understands that due to the Executive's position with the Company, both prior to, if applicable, and subsequent to the Effective Date, the Executive has been and will be exposed to, and has received and will receive confidential and proprietary information of the Company or relating to the Company's business or affairs (collectively, the "Trade Secrets"), including but not limited to technical information, computer
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software (including source and object code data and related documentation), research and development, know-how, product information, formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of trade secrets. Except to the extent that the proper performance of the Executive's duties and responsibilities hereunder may require disclosure, and except as such information (i) was known to the Executive prior to his employment by the Company or (ii) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions of this Section 9(a), the Executive agrees that during the Term and at all times thereafter the Executive will keep such Trade Secrets confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. On the Termination Date, the Executive promptly will supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible product or document constituting Trade Secrets which have been produced by, received by or otherwise submitted to the Executive during the course of his employment with the Company, including the period during and prior to the Term. Any material breach of the terms of this Section 9(a) shall be considered Cause.

               (b)     Inventions.     The Executive agrees that any and all
inventions, discoveries, improvements, processes, formulae, business application software patents, copyrights and trademarks made, developed, discovered or acquired by him during his employment by the Company, including the Term, solely or jointly with others or otherwise, which relate to the business of the Company, and all knowledge possessed by the Executive relating thereto (collectively, the "Inventions"), shall be fully and promptly disclosed to the Board and to such person or persons as the Board shall direct, and shall be the sole and absolute property of the Company and the Company shall be the sole and absolute owner thereof. The Executive agrees that he will at all times keep all Inventions secret from everyone except the Company and such persons as the Board may from time to time direct. The executive shall, as requested by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of patent applications or the acquisition of letters patent.

               (c) Prohibited and Competitive Activities. The Executive and the Company recognize that due to the nature of the Executive's engagement hereunder and the relationship of the Executive to the Company, both prior and subsequent to the Effective Date, the Executive has had and will have access to, has had and will acquire, and has assisted and may continue to assist in developing, confidential and proprietary information relating to the business and operations of the Company and its affiliates, including Trade Secrets.
The Executive acknowledges that such information has been and will be of central importance to the business of
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the Company and its affiliates and that disclosure of it to, or its use by, others (including, without limitation, the Executive (other than with respect to the Company's business and affairs)) could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties and responsibilities will be to develop good will for the Company and its affiliates through his personal contact with "Clients" (as defined below), employees and others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, any follow the Executive if and when his relationship with the Company is terminated. The Executive accordingly agrees as follows:

                        (i) Prohibited Activities. The executive will not at any time during the Term (A) other than in the course of his employment, disclose or furnish to any other person or, directly or indirectly, use for his own account or the account of any other person, any Trade Secrets, and he shall retain all such Trade Secrets in trust for the benefit of the Company, its affiliates and the successors and assigns of any of them; (B) directly or through one or more intermediaries, solicit for employment by a Competitor (as defined in Section 9(c)(ii) below) any person who, at the time of such solicitation, is employed by the Company or any affiliate thereof; (C) directly or indirectly, whether for his own account or for the account of any other person, solicit, divert or endeavor to entice away from the Company or any entity controlled by the Company, or otherwise engage in any activity intended to terminate, disrupt or interfere with, the Company's or any of its affiliate's relationship with, Clients, or otherwise adversely affect the Company's or any of its affiliate's relationship with clients or other business relationships of the Company or any affiliate thereof; or
     (D) publish or make any statement critical of the Company or any shareholder or affiliate of the Company, or in any way adversely affect or otherwise malign the business or reputation of any of the foregoing persons (any activity described in clause (A), (B), (C) or (D) of this Section 9(c)(i) being herein referred to as a "Prohibited Activity"); provided, however, that if in the written opinion of counsel, the Executive is legally compelled to disclose Trade Secrets to any tribunal or else stand liable for contempt or suffer other similar censure or penalty, then the disclosure to such tribunal of those Trade Secrets which such counsel advises in writing legally are required to be disclosed shall not constitute a Prohibited Activity, provided that the Executive shall give the Company as much advance notice of such disclosure as is reasonably practicable. For purposes of this Agreement, "Clients" shall mean persons who, at any time during the Executive's course of employment with the Company (including, without limitation, prior to the Effective Date) are or were clients or customers of the Company or any affiliate thereof or any predecessor of any of the foregoing.

                        (ii) Non-Competition. By and in consideration of the Company's entering into this Agreement and providing the compensation and benefits to be provided by the Company to the Executive, and further in consideration of the Executive's continued exposure to the confidential an proprietary information of the
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     Company (including, without limitation, the Trade Secrets), the Executive agrees that the Executive will not, from the Effective Date and until a period of one (1) year after the Termination Date, engage in any "Competitive Activity" as defined below. For purposes of this Agreement, the term "Competitive Activity" shall mean engaging in any of the following activities: (A) serving as a director of any "Competitor" (as defined below); (B) directly or indirectly through one or more intermediaries, either (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition, do not exceed 5 percent of the particular class of interest outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns an equity interest, a portion of the interests in such competitor owned by such entity shall be attributed to the Executive, such portion determined by applying the percentage of the equity shall be attributed to the Executive, such portion determined by applying the percentage of the equity interest in such entity owned by the Executive to the interests in such Competitor owned by such entity); (C) employment by (including serving as an officer or partner of), providing consulting services to (including, without limitation, as an independent contractor), or managing or operating the business or affairs of, any Competitor; or (D) participating in the ownership, management, operation or control of or being connected in any manner with any Competitor. For purposes of this Agreement, the term "Competitor" shall mean any person (other than the Company or any affiliate thereof) that competes, either directly or indirectly, at the time of determination, in any "Restricted Area" (as defined below) with any of the business conducted by the Company or any affiliate thereof. For purposes of this Agreement, the term "Restricted Area" shall mean any state or territory of the United States in which the Company or any affiliate thereof conducts business or any state or similar subdivision of any foreign country.

                        (iii) Remedies. The Executive agrees that any breach of the terms of this Section 9 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Executive therefore also agrees that in the event of any such breach or any threat of such breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this Section 9 shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages form the Executive.

          The provisions of this Section 9 shall survive any termination of this Agreement. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements set forth in this Section 9.
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          10.     Miscellaneous.

                  (a) Binding Effect; Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of the Repurchase Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or be reason of this Agreement, except as expressly provided in this Agreement. The Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

                  (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (i) if mailed with the United States Postal Service by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient, or (ii) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt addressed as follows:

     If to the Company, addressed to:

               PhoneTime, Inc.
               30-60 Whitestone Expressway
               Flushing, New York 11354
               Attn:  Corporate Secretary
               Telecopier: (718) 779-6571

     With a copy to:

               Swidler & Berlin Chartered
               3000 K Street, N.W.
               Washington, D.C.  20007-5516
               Telecopier:  (202) 424-7643
               Attention:  John J. Klusaritz, Esq.

     If to the Executive:

               Mr. Peter Vita
               c/o PhoneTime, Inc.
               30-60 Whitestone Expressway
               Flushing, New York 11354
               Telecopier:  (718) 779-6571

or such other address as may be given from time to time under the terms of this notice provision.
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               (c)     Entire Agreement.  This Agreement and the documents
referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

               (d) Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment or waiver may be charged against a party without that party's prior written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each transferee of any party hereto.

               (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (f) No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies on any person not a party to this Agreement.

               (g) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

               (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               (i) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without reference to the conflict of laws provisions of such state.

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               (j)     Survival of Certain Provisions.  The Executive's
obligations under Section 9(c)(i)(A) shall survive without limitation as to time. The Executive's obligations under Section 9(c)(i)(B) shall survive for six months following the expiration of the Term or early termination of this Agreement.

               (k) Mediation and Arbitration. Except for breaches of the Executive's obligations under Section 9(c)(i)(A) or Section 9(c)(i)(B) for which the Company may seek injunctive and monetary relief in a court of law of competent jurisdiction, any dispute which may arise between the parties hereto as to the construction, interpretation or effect of this Agreement which is not resolved by mutual agreement between the parties, shall first be submitted to nonbinding mediation on terms and conditions to be mutually agreed upon by the parties. In the event that a dispute is not resolved by nonbinding mediation, the disputing party may give the other party notice of such party's intention to cause the same to be submitted to arbitration. After fifteen
(15) days have elapsed from the giving of such notice, but not before such time, the party who gave such notice may cause any such dispute which then remains unresolved to be submitted to arbitration by submitting the same to the New York, New York office of the American Arbitration Association (the "AAA") (or any successor thereto, but if no organization is then performing a function reasonably similar to the AAA, then to a court of competent jurisdiction in accordance with the rules of such court) with a request for arbitration to be conducted in accordance with the rules thereof by one (1) arbitrator to be jointly selected by the parties. The prevailing party's expenses, including without limitation attorneys' fees, in connection with such arbitration shall be borne by the losing party; provided, however, that if liability is allocated by the arbitrator between the parties, the expenses of such arbitration, including without limitation the parties' attorneys' fees, shall be borne by the parties in proportion to their respective percentages or proportions of liability assessed by the arbitrator. The decision of the arbitrator as to all matters properly submitted to such arbitrator and as to the apportionment of expenses of arbitration shall be conclusive and binding upon the parties and judgment upon any award may be entered in any court of competent jurisdiction.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              Company:

                              PHONETIME, INC.
                              a New York corporation
WITNESS:

/s/ John Klusaritz           By:  /s/ Samer Tawfik
-----------------------         -----------------------------
Name:                        Name:
                             Title:


                              EXECUTIVE:

WITNESS:


/s/ John Klusaritz           /s/ Peter Vita
-----------------------      -------------------------------
Name:                        Peter Vita